Exhibit 10.1

                          BUSINESS CONSULTING AGREEMENT

                  Made and entered this 3rd day of March, 1998

Between:

                  CSTI HI-TEC, LTD., a company incorporated under the laws of the State of Israel, 3 Hamarpe street, Hotzivim,
                  Industrial Park Jerusalem, Israel

                                                    (Hereinafter: The "Company")

                                                                    ON ONE PART;
                                                                    ------------

and:

                  David Dahan,
                  55 Hashomer Street,
                  Rishon Le Zion, Israel

                                        (Hereinafter: The "Business Consultant")

                                                             ON THE SECOND PART;
                                                             -------------------

           WHEREAS, the Company is in a start up and development phase and requires significant business consulting, advice, and expertise;

           WHEREAS, the Business Consultant has significant experience in the areas of business development that will be of benefit to the Company in completing its plans and goals;

           WHEREAS, the Company therefore desires to retain the Business Consultant to assist the Company in providing those business consulting services and advice relating to the development of the business and operations of the Company, both domestically in Israel and internationally, including services relating to the areas of Business Strategy, Marketing, Sales, Personnel, Finance (including establishing banking relationships and lines of credit particularly in Israel and In Europe), and other such services that may be requested by the Company from time to time (Hereinafter: "Services");

          WHEREAS the Business Consultant has agreed to provide the Services to the Company on the terms and conditions set forth in this Agreement.

          NOW THEREFORE in consideration of the premises and mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:





                                    ARTICLE 1

1          BUSINESS CONSULTANT'S AGREEMENT

              SECTION 1.1 APPOINTMENT OF BUSINESS CONSULTANT. The Company hereby appoints the Business Consultant to perform the Services for the benefit of the Company and the Company hereby authorizes the Business Consultant to exercise such powers as provided under this Agreement. The Business Consultant accepts such appointment on the terms and conditions herein set forth and agrees to provide the Services.

              SECTION 1.2 PERFORMANCE OF AGREEMENT. During the term of this Agreement, the Business Consultant shall devote sufficient time, attention, and ability to the business of the Company, and to any affiliate or successor company, as is reasonably necessary for the proper performance of the Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Business Consultant to devote his exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Business Consultant shall, and shall cause each of his agents assigned to performance of the Services on behalf of the Business Consultant, to:

                      a. at all times perform the Services faithfully, diligently, to the best of his abilities and in the best interests of the Company;

                      b. devote such of his time, labor and attention to the business of the Company as is necessary for the proper performance of the Services hereunder, and;

                      c. refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Business Consultant as contemplated herein.

              SECTION 1.3 AUTHORITY OF BUSINESS CONSULTANT. The Business Consultant shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

              SECTION 1.4 INDEPENDENT BUSINESS CONSULTANT. In performing the Services, the Business Consultant shall be an independent contractor and not an employee or agent of the Company, except that the Business Consultant shall be the agent of the Company solely in circumstances where the Business Consultant must be the agent to carry out his obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Business Consultant to provide the Services exclusively to the Company and the Business Consultant hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers under Israel law on the Business Consultant's behalf and the Business Consultant or any of his agents shall not be entitled to the fringe benefits required by Israel law and provided by the Company to its employees.




                                    ARTICLE 2

                              COMPANY'S AGREEMENTS

           SECTION 2.1 COMPENSATION OF BUSINESS CONSULTANT. As a result of the present inability of the Company, as a start up venture, to pay a cash fee for the Services to be provided by the Business Consultant, the Company shall, in lieu of a cash fee, to compensate the Business Consultant by means of granting equity in the Company or any successor thereto. The Company agrees to issue to the Business Consultant 4% of its Ordinary Shares (or those of any successor company), on a fully diluted basis, upon the earlier of the occurrence of any of the following events ("Events") during the Term of this Agreement: (a) the Company achieving Gross Revenues of a minimum of $15,000,000, as certified by the company auditor in accordance with general accepted accounting principles;
(b) the Company achieving Net Earnings of a minimum of $1,500,000, as certified by the company auditor in accordance with general accepted accounting principles; (c) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in a transaction valued in excess of $20,000,000; (d) the sale, lease or other disposition of all or substantially all of the assets of the Company; (e) the Company completing a public offering of its Ordinary Shares, in Israel or elsewhere, at a valuation in excess of $20,000,000. The Business Consultant, shall not be entitled to any cash compensation from the Company or any successor thereto if the Events referred to in this Section 2.1 do not occur during the Term of the Agreement.

                                    ARTICLE 3

                                      TERM

              SECTION 3.1 EFFECTIVE DATE. This Agreement shall become effective on March 3, 1998 (the "Effective Date"), and shall continue for a period of five
(5) years from the Effective Date or until Terminated pursuant to the terms of this Agreement ("Term").

              SECTION 3.2 TERMINATION. This Agreement may be terminated by either party by giving the other thirty (30) days written notice of such termination; provided however that this Agreement may be immediately terminated by the Company if the Business Consultant is in breach of any material term of this Agreement. In such case, if the Events referred to in Section 2.1 hereof shall not have as yet occurred, the Business Consultant shall not be entitled to receive the Compensation set forth therein.

              SECTION 3.3 DUTIES UPON TERMINATION. Upon termination of this Agreement for any reason, the Business Consultant shall promptly deliver, in accordance with the instructions of the Company, all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts.

                                    ARTICLE 4

                                 CONFIDENTIALITY

              SECTION 4.1 CONFIDENTIALITY The Business Consultant shall not, except as authorized or required by his duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to his knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge, which may come into the public domain.

              The Business Consultant shall comply, and shall cause his agents to comply, with such directions, as the Company shall make to ensure the safeguarding or confidentiality of all such information. The Company may require that any agent of the Business Consultant execute an agreement with the Company regarding the confidentiality of all such information.

              SECTION 4.2 OTHER ACTIVITIES. The Business Consultant shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company.

                                    ARTICLE 5

                                  MISCELLANEOUS

              SECTION 5.1 WAIVER; CONSENTS. No consent, approval or waiver, express or implied, by either party hereto, to or of any breach of default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

              SECTION 5.2 Governing Law; Jurisdiction. This Agreement and all matters arising thereunder shall be governed by the laws of the State of Israel applicable therein without giving effect to the rules respecting conflict of law, and the parties hereby irrevocably submit to the exclusive Jurisdiction of the courts in Tel Aviv District, Israel in respect of any dispute or matter arising out of, or in connection with, this Agreement.

              SECTION 5.3 BINDING EFFECT; ASSIGNMENT; This Agreement and all of its provisions, rights and obligation shall be binding and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned by any party except with the written consent of the other party hereto provided however that any benefit and Compensation provided herein may be assigned without the consent of the other party hereto.

              SECTION 5.4 ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

              SECTION 5.5 SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included therein.

              SECTION 5.6 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

              SECTION 5.7 NOTICES. All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or seventy two (72) hours after being placed in the mail, registered mail, sent from a Post Office Branch within the state of Israel, respectively addressed to the Company or the Business Consultant as follows:

The Company: CSTI Hi-Tec, Ltd.................The Business    David Dahan
              3 Hamarpe street                Consultant:     55 Hashomer street
              Har Hatzofim,                                   Rishon Lezion,
              Industrial Park                                 Israel
              Jerusalem, Israel
Attention:    Jacob Lustgarten,
              Chairman of the Board,
              Chief Executive Officer

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

              SECTION 5.8 FURTHER ASSURANCES. The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

              SECTION 5.9 COUNTERPARTS. This Agreement may be executed in several counter-parts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

              SECTION 5.10 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.








           IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

CSTI HI-TEC, LTD.                                    David Dahan

By: /S/ JACOB LUSTGARTEN                            /S/ DAVID DAHAN
----------------------- -                           ---------------
                                                     The Business Consultant
                                                     Chairman of the Board,
                                                     hief Executive Officer